                                                                   EXHIBIT 10.22


                           AMENDMENT TO LOAN AGREEMENT

         THIS AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into effective the 31st day of July, 1997 (the "Effective Date"), by and among TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association ("Lender"), with its principal office at 201 E. Main, El Paso, Texas 79901, HELEN OF TROY L.P., a Texas Limited Partnership, with its principal office at 6827 Market Avenue, El Paso, Texas 79901 ("Borrower"), and HELEN OF TROY LIMITED, a Bermuda corporation, with its principal office at 6827 Market Avenue, El Paso, Texas 79915, HOT NEVADA, INC., a Nevada corporation, with its principal office at 1325 Airmotive Drive, Suite 130, Reno, Nevada 89502, HELEN OF TROY LIMITED, a Barbados corporation, with its principal office at P. O. Box 36, Lucas Street, Bridgetown, Barbados, West Indies, HELEN OF TROY NEVADA CORPORATION, a Nevada corporation, with its principal office at 6827 Market Avenue, El Paso, Texas 79915, and HELEN OF TROY TEXAS CORPORATION, a Texas corporation, with its principal office at 6827 Market Avenue, El Paso, Texas 79915 (collectively "Guarantors") for the purpose of amending and supplementing that one certain Loan Agreement dated as of December 31, 1996, among Lender, Borrower, HELEN OF TROY LIMITED and HELEN OF TROY TEXAS CORPORATION (the "Loan Agreement"). Capitalized terms used, but not otherwise defined, in this Amendment shall have the meanings ascribed to them in the Loan Agreement.

         WHEREAS, Borrower has requested Lender to (i) increase the amount that may be advanced under the terms of the Revolving Credit Loan to TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), and (ii) extend the maturity of the Note evidencing the Revolving Credit Loan to July 31, 1999; all in accordance with the terms of this Amendment, which Lender is willing to do upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Borrower and Guarantors hereby agree as follows:

         1. INCREASE OF MAXIMUM LOAN TOTAL. From the effective date of this Amendment the amount available under the Revolving Credit Loan shall be increased from FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) to TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), to be evidenced by a Revolving Credit Loan Note dated effective July 31, 1997, executed by Borrower. Beginning July 31, 1997, and continuing until fully paid, the Maximum Loan Total available under the Note shall be in the amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00). There is no current outstanding principal balance on the Note.

         2. COMMITMENT PERIOD. The Commitment Period is hereby extended to July 31, 1999; subject, however, to the payment of the Commitment Fee described below.

         3. LETTERS OF CREDIT. Section 2.01 of the Loan Agreement is amended to read as follows:

                           2.01.1 Letters of Credit. In the event that during the Commitment Period Lender shall agree to issue on Borrower's account letters of credit ("Letters of Credit"), as defined in Chapter 5 of the Texas Uniform Commercial Code - Letters of Credit, then Borrower agrees as aforesaid that (i) the available principal balance of the Revolving Credit Loan shall be reduced by the aggregate amount of all Letters of Credit outstanding from time to time; (ii) outstanding Letters of Credit shall never exceed in the aggregate at any time the sum of $3,000,000.00, and (iii) no Letter of Credit shall have an expiry date later than July 31, 1999.

                  Borrower agrees to pay to Lender a fee equal to one-half of one percent (.5%) per annum of the face amount for issuing Letters of Credit, and Borrower further agrees that should Lender be required to fund all or any part of any Letter of Credit on behalf of Borrower, any such funding shall be simultaneously charged to the Revolving Credit Loan, subject to all of the terms and conditions of this Agreement.

         4. RENEWAL OF REVOLVING CREDIT LOAN NOTE. Section 2.02 of the Loan Agreement is amended to read as follows:

                           2.02 Revolving Credit Loan Note. The Revolving
         Credit Loan shall be evidenced by the Revolving Credit Loan Note in the principal sum of $10,000,000.00, executed and delivered by Borrower, payable to the order of Lender, in the form appended hereto as Exhibit "A". The Termination Date of the Revolving Credit Loan Note shall be July 31, 1999.

                  Loans made by Lender under the terms of the Revolving Credit Loan Note shall be two (2) week, one (1) month, two (2) month, three
         (3) month, or six (6) month Eurodollar Loans.

                  Borrower shall pay interest on each Alternate Base Rate Loan for the Interest Period with respect thereto at a rate per annum equal to the lesser of (i) the Alternate Base Rate for such Interest Period, or (ii) the Highest Lawful Rate, which interest shall be due and payable quarterly, beginning October 31, 1997, and continuing on the last day of each third month thereafter until Termination Date.

                  Borrower shall pay interest on each Eurodollar Loan for the Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of (i) the Eurodollar Rate plus one-half of one percent (.50%) (the "Effective Eurodollar Rate"), or (ii) the Highest Lawful Rate, which interest shall be due and payable quarterly, beginning October 31, 1997, and continuing on the last day of each third month thereafter until Termination Date.

                  If not sooner paid, the entire unpaid principal of, and all accrued, unpaid interest on, the Revolving Credit Loan Note shall be due and payable on July 31, 1999.

         5. CONSOLIDATED NET WORTH. Section 8 of the Loan Agreement is amended to read as follows:

                           8.01 CONSOLIDATED NET WORTH. HELEN OF TROY LIMITED ("Limited") will not permit Consolidated Net Worth (i) at any time during the period commencing on May 31, 1997, and ending on July 31, 1997 to be less than $110,000,000, (ii) at any time during any fiscal quarter of Limited thereafter to be less than the minimum Consolidated Net Worth required by this Section at the end of the immediately preceding fiscal quarter of Limited plus the greater of zero or 40% of Consolidated Net Earnings for the immediately preceding fiscal quarter of Limited.

         6. COMMITMENT FEE. Borrower agrees to pay to Lender a Commitment Fee of $12,500.00 on or before July 31, 1997, in consideration of Lender's execution of this Amendment, and at the option of Borrower an additional $12,500.00 on or before August 31, 1998; provided, that if the payment due on or before August 31, 1998 is not paid, the Commitment shall terminate on that date and the Revolving Credit Loan Note shall be immediately due and payable.

         7. LIMITATION ON USE. The proceeds of the Revolving Credit Loan Note shall not be used to acquire the stock or assets of any Person unless there is a firm commitment from another lender to provide the funds to pay off Lender within thirty (30) days of the draw under the Revolving Credit Loan Note.

         8. CONTINUED VALIDITY. Except as expressly provided in this Amendment, all terms, conditions, representations, warranties, and covenants contained in the Loan Agreement, shall remain in full force and effect, and are hereby confirmed and acknowledged by Borrower.

         9. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be fully effective as an original, and all of which together shall constitute one and the same instrument.

         10. DISCLOSURE. As of the date hereof, there is no fact known to Borrower which Borrower has not disclosed to Lender in writing, that materially and adversely affects or in the future may (as far as Borrower can now foresee) materially and adversely affect the business, operations, properties, prospects or conditions, financial or otherwise, of Borrower or any of its affiliates. Borrower shall immediately notify the Lender in writing in the event any such fact or facts become known during the term of the Loan Agreement, as herein amended.

         11. CONDITIONS. This Amendment shall not be effective unless and until the Lender shall have received this Amendment and all such other agreements, documents or instruments necessary or required by Lender in connection with the transactions contemplated by this Amendment, including the Note Modification Agreement, all duly executed.

         12. NO DEFAULT. Borrower represents and warrants to Lender (after giving effect to the terms and conditions of this Amendment), that there exists on this day no Event of Default, as that term is defined in the Loan Agreement, and no event which, with notice or lapse of time or both, would become an Event of Default.

         13. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender that all of the representations and warranties set forth in the Loan Agreement (after giving effect to the terms and conditions of this Amendment), are true and correct on and as of the date of this Amendment as if made on and as of such date.

         14. EVENT OF DEFAULT. It is understood and agreed by Borrower that an Event of Default shall exist if any representation, warranty or covenant made or deemed made by Borrower in this Amendment, in the Loan Agreement (including all amendments and supplements thereto), or in any document or exhibit attached thereto or referred to therein, shall prove to have been incorrect in any material respect on or as of the date made or deemed made.

         15. CONSTRUCTION. This Amendment and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with and governed by, the laws of the State of Texas, except as federal law may apply.

         16. BINDING EFFECT. This Amendment shall be binding upon and enure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender.

         17. OTHER TERMS. Except as expressly provided herein, all of the terms and conditions of the Loan Agreement and the Guaranty (collectively, the "Loan Documents"), and any and all other documents described in or executed in connection with the Loan Documents shall continue in full force and effect and are hereby reaffirmed. It is expressly understood and agreed that if there are inconsistencies between or among the Loan Documents, the terms of the Loan Agreement, as amended, shall prevail.



         THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                              HELEN OF TROY L.P., a
                              Texas limited partnership



                              By: /s/ SAM L. HENRY
                                 --------------------------------------------
                                  Sam L. Henry
                                  Chief Financial Officer

                                                                     BORROWER


                              HELEN OF TROY LIMITED, a Bermuda
                              corporation




                              By: /s/ SAM L. HENRY
                                 --------------------------------------------
                                  Sam L. Henry
                                  Chief Financial Officer


                              HELEN OF TROY LIMITED
                              a Barbados corporation




                              By: /s/ SAM L. HENRY
                                 --------------------------------------------
                                  Sam L. Henry
                                  Chief Financial Officer/Vice President



                              HOT NEVADA, INC. a Nevada corporation



                              By: /s/ GARY B. ABROMOVITZ
                                 --------------------------------------------
                                  Gary B. Abromovitz
                                  President

                              HELEN OF TROY NEVADA CORPORATION
                              a Nevada corporation




                              By: /s/ SAM L. HENRY
                                 --------------------------------------------
                                  Sam L. Henry
                                  Chief Financial Officer


                              HELEN OF TROY TEXAS CORPORATION
                              a Texas corporation



                              By: /s/ SAM L. HENRY
                                 --------------------------------------------
                                  Sam L. Henry
                                  Chief Financial Officer



                                                                   GUARANTORS



                              TEXAS COMMERCE BANK NATIONAL
                              ASSOCIATION



                              By: /s/ DAVID W. OSBORN
                                 --------------------------------------------
                                  David W. Osborn
                                  Senior Vice President

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                               HELEN OF TROY L.P.

                                   ----------

                           REVOLVING CREDIT LOAN NOTE

                                    (Renewal)

El Paso, Texas                    July 31, 1997                  $10,000,000.00


         FOR VALUE RECEIVED, HELEN OF TROY L.P., a Texas limited partnership, duly organized under the laws of the State of Texas ("Maker), with its principal office at 6827 Market Avenue, El Paso, Texas 79915, promises to pay to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Lender") on or before July 31, 1999 (the "Termination Date"), at its banking house at 201 E. Main Street, El Paso, El Paso County, Texas, or at such other location as Lender may designate, in immediately available funds which at the time of payment is lawful money of the United States of America, the lesser of (i) the principal sum of TEN MILLION AND 00/100 DOLLARS ($10,000,000.00) (the "Maximum Loan Total") or (ii) the aggregate unpaid principal amount of loans made by Lender hereunder (each such loan being a "Loan"), which may be outstanding on the Termination Date. Each Loan shall be due and payable on the maturity date agreed to by Lender and Maker with respect to such Loan (the "Maturity Date"). In no event shall any Maturity Date fall on a date after the Termination Date

         The Loans may be either Alternate Base Rate Loans (as hereinafter defined), or Eurodollar Loans (as hereinafter defined). Maker shall pay interest on each Alternate Base Rate Loan for the Interest Period (as hereinafter defined) with respect thereto at a rate per annum equal to the lesser of (i) the Alternate Base Rate (as hereinafter defined) for such Interest Period, or (ii) the Highest Lawful Rate (as hereinafter defined), which interest shall be due and payable quarterly, beginning October 31, 1997, and continuing on the last day of each third month thereafter until the Termination Date.

         Maker shall pay interest on each Eurodollar Loan for the Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of (i) the Eurodollar Rate (as hereinafter defined) plus one-half of one percent (.50%) (the "Effective Eurodollar Rate"), or (ii) the Highest Lawful Rate, which interest shall be due and payable quarterly, beginning October 31, 1997, and continuing on the last day of each third month thereafter until the Termination Date.

         Any amount not paid when due with respect to principal (whether at stated maturity, by acceleration or otherwise), costs or expenses, or, to the extent permitted by applicable law, interest, shall bear interest at a rate per annum equal to the lesser of (i) eighteen percent

(18.00%), or (ii) the Highest Lawful Rate, which interest shall be due and payable on demand. The principal of any Loan shall be deemed past due if not paid on or before the expiration of ten (10) days after the Maturity Date or any earlier maturity date resulting from acceleration in accordance with the terms of this Note or as provided by law or otherwise. Interest accrued and unpaid with respect to any Loan shall be deemed past due if not paid on or before the expiration of ten (10) days after the applicable interest payment date as provided for herein.

         Notwithstanding the foregoing, if at any time the effective rate of interest which would otherwise be payable on any Loan evidenced by this Note exceeds the Highest Lawful Rate, the rate of interest to accrue on the unpaid principal balance of such Loan during all such times shall be limited to the Highest Lawful Rate, but any subsequent reductions in such interest rate shall not become effective to reduce such interest rate below the Highest Lawful Rate until the total amount of interest accrued if the Effective Alternate Base Rate or the Effective Eurodollar Rate, whichever is applicable, had at all times been in effect.

         Each Eurodollar Loan shall be in an amount not less than $500,000.00 and an integral multiple of $500,000.00. Interest with respect to Alternate Base Rate Loans and Eurodollar Loans shall be calculated on the basis of a 360 day year for the actual days elapsed, unless such calculation would result in a usurious rate, in which case such interest shall be calculated on the basis of a 365 day or 366 day year, as the case may be.

         The following terms shall have the respective meanings indicated:

         "Alternate Base Rate" means for any day, a rate per annum equal to the Prime Rate in effect on such day. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Texas Commerce Bank National Association, 712 Main Street, Houston, Texas, as its prime rate at its principal office in Houston, Texas, and thereafter entered in the minutes of its Loan and Discount Committee; each change in the Prime Rate shall be effective on the date such change is announced without special notice to Maker or any other person or entity. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer, and Lender disclaims any statement, representation or warranty to the contrary. Any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the effective date of such change in the Prime Rate.

         "Alternate Base Rate Loan" means a Loan which bears interest at a rate determined by reference to the Alternate Base Rate.

         "Borrowing Date" means any Business Day on which Lender shall make a Loan hereunder.

         "Board" means the Board of Governors of the Federal Reserve System of the United States.

         "Business Day" means a day (i) on which Lender and commercial banks in New York City are generally open for business, and (ii) with respect to Eurodollar Loans, on which dealings in Dollar deposits are carried out in the Eurodollar interbank markets.

         "Eurodollar Lending Office" means the office of Texas Commerce Bank National Association located at 712 Main Street, Houston, Texas, or such other office of said Bank as the said Bank may from time to time specify to Maker.

         "Eurodollar Loan" means a Loan which bears interest at a rate determined by reference to the Eurodollar Rate.

         "Eurodollar Rate" means, for each Eurodollar Loan, an interest rate per annum determined by dividing (i) the rate per annum determined by Texas Commerce Bank National Association at or before 10:00 a.m. (Houston time) (or as soon thereafter as practicable) two (2) Business Days before the first day of the applicable Interest Period to be the rate per annum at which deposits of dollars are offered to Texas Commerce Bank National Association by prime banks in whatever Eurodollar interbank market may be selected by the said Bank in its sole discretion, acting in good faith, at the time of determination and in accordance with the usual practice in such market for delivery on the first day of such Interest Period in immediately available funds and for a period equal to such Interest Period and in an amount substantially equal to the amount of the said Bank's Eurodollar Loan during such Interest Period, by (ii) Statutory Reserves.

         "Highest Lawful Rate" means the maximum non-usurious contract interest rate permitted from time to time to be contracted for, taken, reserved, charged or received on any Loan under applicable federal or Texas laws, whichever permits the higher lawful rate; provided, however, that in the event (i) such maximum nonusurious interest rate shall, at any time or times during the term of a Loan evidenced hereby, be reduced to a rate less than the maximum non-usurious contract rate in effect on the date of such Loan, and (ii) applicable law permits contracting for, taking, reserving, charging and receiving on such Loan throughout the duration thereof the maximum nonusurious contract rate in effect on the date such Loan was made, then and at all such times the Highest Lawful Rate shall be the maximum nonusurious contract rate permitted to be contracted for, taken, reserved, charged or received on such Loan under applicable law in effect on the date of such Loan. At all such times, if any, as Texas law shall establish the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Tex. Rev. Civ. Stat. art. 5069-1.04) from time to time in effect.

         "Interest Period" means, with respect to any Loan, the period commencing on the Borrowing Date and ending on the Maturity Date, consistent with the following provisions. The duration of each Interest Period shall be:

                           (a) in the case of an Alternate Base Rate Loan, a
                  period of up to ninety (90) days; and

                           (b) in the case of a Eurodollar Loan, two (2) weeks,
                  one (1) month, two (2) months, three (3) months, or six (6) months;

         in each case as selected by Maker and agreed to by Lender. Maker's choice of Interest Period shall also be subject to the following limitations:

                           (c) no Interest Period shall end on a date after the
                  Termination Date; and

                           (d) if the last day of an Interest Period would be a
                  day other than a Business Day, the Interest Period shall end on the next succeeding Business Day (unless the Interest Period relates to a Eurodollar Loan and the next succeeding Business Day is in a different calendar month than the day on which the Interest Period would otherwise end, in which case the Interest Period shall end on the next preceding Business
                  Day); and

                           (e) there shall not be more than seven (7) Interest
                  Periods in effect at any one time.

         "Letters of Credit" means letters of credit issued by Lender to Borrower pursuant to Section 2.01.1 of the Loan Agreement.

         "Loan Agreement" means the Loan Agreement, dated of December 31, 1996, and amended this date, by and among Lender and Borrower, and all exhibits appended thereto, as the same may be from time to time amended, supplemented or modified.

         "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which Lender is subject with respect to the Eurodollar Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         The unpaid principal balance of this Note at any time shall be the total of all Loans made by Lender to or for the benefit of Maker which are outstanding on the Business Day on which such borrowing is to be made, less (i) the amount of all payments of principal made hereon by or for the account of Maker and (ii) the aggregate unpaid principal amount of all Letters of Credit which are outstanding on the Business Day on which such borrowing is to be made.

Lender's records shall serve as presumptive evidence of any and all amounts outstanding hereunder.

         Any Loan which Lender agrees to make hereunder shall be made (a) in the case of Eurodollar Loans, on the Maker's irrevocable notice given to lender not later than 10:00 a.m. (Houston time) on the third Business Day prior to the proposed Borrowing Date, or, (b) in the case of Alternative Base Rate Loans, on the Maker's irrevocable notice given to Lender not later than 3:00 p.m. (El Paso time) on the first Business Day prior the proposed Borrowing Date. Each such notice of a requested borrowing (a "Notice of Requested Borrowing") under this paragraph may be oral or written, and shall specify (i) the requested amount of such Loan, (ii) the proposed Borrowing Date, (iii) whether the requested Loan is to be an Alternate Base Rate Loan or a Eurodollar Loan, (iv) if a Eurodollar Loan, whether it is a Two Week, One Month, Two Month, Three Month, or Six Month Eurodollar Loan, and (v) the Interest Period for such Loan. If any Notice of Requested Borrowing shall be oral, Maker shall deliver to Lender prior to the Borrowing Date a confirmatory written Notice of Requested Borrowing.

         If at any time Lender determines in good faith (which determination shall be conclusive) that any change in any applicable law, rule or regulation, or in the interpretation, application or administration thereof, makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for Lender or its foreign branch or branches to maintain or fund any Loan by means of dollar deposits obtained in any Eurodollar interbank market (any of the above being described as a "Eurodollar Event"), then, at the option of Lender, the aggregate principal amount of Lender's Eurodollar Loans then outstanding, which Loans are directly affected by such Eurodollar Event, shall be prepaid by Maker. Upon the occurrence of any Eurodollar Event, and at any time thereafter so long as such Eurodollar Event shall continue, Lender may exercise its aforesaid option by giving written notice thereof to Maker.

         Any prepayment of any Eurodollar Loan which is required under the preceding paragraph shall be made, together with accrued and unpaid interest and all other amounts payable to Lender under this Note with respect to such prepaid Loan on the date stated in the notice to Maker referred to above, which date ("Required Prepayment Date") shall be not less than fifteen (15) days from the date of such notice. If any Eurodollar Loan is required to be prepaid under the preceding paragraph, Lender shall make on the Required Prepayment Date an Alternate Base Rate Loan in the same principal amount and with an Interest Period ending on the same day as the Eurodollar Loan so prepaid.

         If any domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D of the Board of Governors of the Federal Reserve System), or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

                  (a) changes, imposes, modifies, applies or deems applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan or against assets of, deposits with or for the account of, or credit extended or committed by, Lender; or

                  (b) imposes on Lender or the interbank eurocurrency deposit and transfer market any other condition affecting any Eurodollar Loan,

and the result of any of the foregoing is to impose a cost to Lender of agreeing to make, funding or maintaining any such loan, or to reduce the amount of any sum receivable by Lender in respect of any such Eurodollar Loan, then Lender may notify Maker in writing of the happening of such event and Maker shall upon demand pay to Lender such additional amounts as will compensate Lender for such costs. Without prejudice to the survival of any other agreement of Maker under this Note, the obligations of Maker under this paragraph shall survive the termination of this Note.

         Maker may, at its option, on any Business Day, prepay the outstanding principal amount of any Alternate Base Rate Loan, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid. Except as specified in this paragraph, Maker shall have no right to prepay any Loan.

         Maker will indemnify Lender against, and reimburse Lender on demand for, any loss or expense incurred or sustained by Lender (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain Loans bearing interest at the Eurodollar Rate) as a result of (a) any payment or prepayment (whether permitted by Lender or required hereunder or otherwise) of all or a portion of any Eurodollar Loan on a day other than the Maturity Date of such Loan, (b) any payment or prepayment, whether required hereunder or otherwise, of any Eurodollar Loan made after the delivery of a Notice of Requested Borrowing but before the applicable Borrowing Date if such payment or prepayment prevents the proposed Loan from becoming fully effective, or (c) the failure of any Eurodollar Loan to be made by Lender due to any action of Maker. For purposes of this paragraph, funding losses arising by reason of liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain Loans bearing interest at the Eurodollar Rate shall be calculated as the remainder obtained by subtracting (i) the yield (reflecting both stated interest rate and discount, if any) to maturity of obligations of the United States Treasury in an amount equal or comparable to such Loan for the period of time commencing on the date of the payment, prepayment or change of rate as provided above and ending on the last day of the subject Interest Period, from
(ii) the interest payable at the Eurodollar Rate for the period commencing on the date of such payment, prepayment or change of rate and ending on the last day of such Interest Period. Such funding losses and other costs and expenses shall be calculated and billed by Lender and such bill shall, as to the costs so incurred, be conclusive absent manifest error.

         Upon the occurrence of an Event of Default, as defined in the Loan Agreement, either or both of the following actions may be taken by Lender (a) declare the Commitment, as defined in the Loan Agreement, to be terminated forthwith, whereupon the Commitment shall immediately terminate; and (b) declare the unpaid principal balance of all Loans, all accrued and unpaid interest thereon and all other amounts payable under this Note to be forthwith due and payable in full, without presentment, demand, protest, notice of intent to accelerate, notice of actual acceleration, or further notice of any kind, all of which are hereby expressly waived by Maker, except as otherwise expressly provided herein.

         Upon the occurrence of an Event of Default, as defined in the Loan Agreement, if this Note is placed in the hands of an attorney for collection, or collected through probate or bankruptcy proceedings, or if suit is brought on the same, Maker agrees to pay attorneys' fees and all costs and expenses.

         This Note is issued by Maker to evidence Loans outstanding from time to time not to exceed the Maximum Loan Total in the aggregate pursuant to a $10,000,000.00 revolving line of credit (the "Revolving Line of Credit") extended by Lender to Maker. Lender is not obligated in any way to make any Loan or Loans, or any advances hereunder, except as provided in the Loan Agreement, and this Note is subject to all of the terms and conditions of the Loan Agreement.

         Maker warrants and represents to Lender, and to all other owners and/or holders of any indebtedness evidenced hereby, that advances evidenced by this Note are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code, Tex Rev. Civ. Stat. arts. 5069-1.01 et. seq.

         Maker warrants and represents to Lender and to all other owners or holders of this Note that no amounts advanced or borrowed hereunder shall be used for the purchase or carrying of any "margin stock" within the meaning of Regulation "U" of the Board of Governors of the Federal Reserve System. 12 C.F.R. Part 221, as in effect on the date hereon.

         Except as otherwise specified in this Note, Maker and any and all co-makers, endorsers, guarantors and sureties hereby severally waive presentment, demand, notice of default, notice of intent to accelerate, notice of acceleration, and all other demands and notices of any nature or type whatsoever, in connection with the delivery, acceptance, performance, default, dishonor or enforcement of, or entry of judgment in connection with this Note, and further waive the filing of suit hereon for the purpose of fixing liability.

         This Note shall be deemed to be a contract made under the laws of the State of Texas and (except as provided hereinabove with regard to applicability of federal law) shall be governed by and construed in accordance with such laws. Maker and Lender expressly agree, pursuant to Article 15.10(b) of Chapter 15 ("Chapter 15") of the Texas Credit Code, that Chapter 15 shall not apply to this Note or to any loan by this Note and that this Note and all such loans shall not be governed by or subject to the provisions of Chapter 15 in any manner whatsoever.

         Anything in this Note to the contrary notwithstanding, Maker shall never be required to pay unearned interest on this Note and shall never be required to pay interest on this Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or if the holder of the Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable under this Note shall be reduced to the amount allowed under applicable law, and (ii) any unearned interest paid by Maker or any interest paid by Maker in excess of the Highest Lawful Rate shall, at the option of the holder of this Note, be either refunded to Maker or credited on the principal of this Note. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by Lender or any holder of this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by usury laws applicable to Lender (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans evidenced by this Note all interest at any time contracted for, charged or received by Lender in connection therewith.

         Lender reserves the right in its sole discretion, without notice to Maker, to sell participations or assign its interest, or both, in all or any part of the Revolving Credit Loan (as defined in the Loan Agreement), this Note or the Commitment to banks owned by Chemical Banking Corporation or Texas Commerce Bancshares, Inc., and further reserves the right to sell such participations and/or assign such interests to any other financial institution with the written consent of Maker.

         This Note is not an entirely new or independent indebtedness but is given in part in renewal of that one Revolving Credit Loan Note dated December 31, 1996, in the original principal amount of $5,000,000.00, executed by Maker and payable to Lender.

         This Revolving Credit Loan Note is given in connection with an amendment to the Loan Agreement of even date herewith.


         THIS REVOLVING CREDIT LOAN NOTE AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS & COMMERCE CODE, AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.


         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED TO BE EFFECTIVE as of July 31, 1997, regardless of the date actually signed.

                              HELEN OF TROY LP., a Texas
                              limited partnership


                              By: HELEN OF TROY NEVADA CORPORATION,
                                  a Nevada corporation, General Partner


                                  By: /s/ SAM L. HENRY
                                     -------------------------------------------
                                     Sam L. Henry
                                     Chief Financial Officer


                                                                        MAKER



Acknowledged for purposes of notice
pursuant to Texas law by:
TEXAS COMMERCE BANK NATIONAL ASSOCIATION


By: /s/ DAVID W. OSBORN
   --------------------------------------
   David W. Osborn, Senior Vice President